Exhibit 4.74

(Face of Security)

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE GSFC 2008 INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE GSFC 2008 INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO GS FINANCE CORP., OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A MASTER NOTE WITHIN THE MEANING SPECIFIED HEREIN.

THE PERSON MAKING THE DECISION TO ACQUIRE THIS SECURITY SHALL BE DEEMED, ON BEHALF OF ITSELF AND THE HOLDER, BY ACQUIRING AND HOLDING THIS SECURITY, OR EXERCISING ANY RIGHTS RELATED THERETO, TO REPRESENT THAT:

(i) THE FUNDS THAT THE HOLDER IS USING TO ACQUIRE THIS SECURITY ARE NOT THE ASSETS OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN DESCRIBED IN AND SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), A GOVERNMENTAL PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA, OR OTHERWISE; OR

(ii) (A) THE HOLDER WILL RECEIVE NO LESS AND PAY NO MORE THAN “ADEQUATE CONSIDERATION” (WITHIN THE MEANING OF SECTION 408(B)(17) OF ERISA AND SECTION 4975(F)(10) OF THE CODE) IN CONNECTION WITH THE PURCHASE AND HOLDING OF THIS SECURITY; (B) NONE OF THE PURCHASE,

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HOLDING OR DISPOSITION OF THIS SECURITY OR THE EXERCISE OF ANY RIGHTS RELATED TO THE SECURITY WILL RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE (OR WITH RESPECT TO A GOVERNMENTAL PLAN, UNDER ANY SIMILAR APPLICABLE LAW OR REGULATION); AND (C) NEITHER THE GOLDMAN SACHS GROUP, INC. NOR ANY OF ITS AFFILIATES IS A “FIDUCIARY” (WITHIN THE MEANING OF SECTION 3(21) OF ERISA (OR ANY REGULATIONS THEREUNDER) OR, WITH RESPECT TO A GOVERNMENTAL PLAN, UNDER ANY SIMILAR APPLICABLE LAW OR REGULATION) WITH RESPECT TO THE PURCHASER OR HOLDER IN CONNECTION WITH SUCH PERSON’S ACQUISITION, DISPOSITION OR HOLDING OF THIS SECURITY, OR AS A RESULT OF ANY EXERCISE BY THE GOLDMAN SACHS GROUP, INC. OR ANY OF ITS AFFILIATES OF ANY RIGHTS IN CONNECTION WITH THE SECURITY, AND NO ADVICE PROVIDED BY THE GOLDMAN SACHS GROUP, INC. OR ANY OF ITS AFFILIATES HAS FORMED A PRIMARY BASIS FOR ANY INVESTMENT DECISION BY OR ON BEHALF OF SUCH PURCHASER OR HOLDER IN CONNECTION WITH THIS SECURITY AND THE TRANSACTIONS CONTEMPLATED WITH RESPECT TO THIS SECURITY.

THIS SECURITY IS NOT A BANK DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY, NOR IS IT AN OBLIGATION OF, OR GUARANTEED BY, A BANK.

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GS FINANCE CORP.

Title of Series: MEDIUM-TERM NOTES, SERIES E

Title of Securities: as provided in the relevant Pricing Supplement per each

Supplemental Obligation

FULLY AND UNCONDITIONALLY GUARANTEED BY

THE GOLDMAN SACHS GROUP, INC.

(Master Note)

This Security is a Global Security within the meaning of the GSFC 2008 Indenture (as defined in Section 1 on the reverse hereof) and represents one or more obligations of GS Finance Corp., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company”, which term includes any successor Person under the GSFC 2008 Indenture) (each such obligation, a “Supplemental Obligation”). Each Supplemental Obligation evidenced by this Security is entitled to the benefit of the Guarantee endorsed hereon. The terms of each Supplemental Obligation (and the Guarantee as applicable thereto) are and will be reflected in this Security and in the applicable pricing supplement relating to such Supplemental Obligation, which supplement is on file with the Trustee hereinafter referred to and which supplement is identified on Schedule A hereto. With respect to each Supplemental Obligation (and the Guarantee as applicable thereto), the terms of the Supplemental Obligation contained in the applicable pricing supplement, together with any provisions of any other prospectus or prospectus supplement designated in such pricing supplement for incorporation herein with respect to such Supplemental Obligation (each such pricing supplement, together with such other provisions designated therein, a “Pricing Supplement”), are hereby incorporated by reference and are deemed to be a part of this Security (including the Guarantee) as of the Original Issue Date specified on Schedule A. Each reference to “this Security” includes and shall be deemed to refer to each Supplemental Obligation and the Guarantee as applicable thereto.

With respect to each Supplemental Obligation, every term of this Security (and the Guarantee as applicable to such Supplemental Obligation) is subject to modification, amendment or elimination through the incorporation of the applicable Pricing Supplement by reference, whether or not the phrase “unless otherwise provided in the Pricing Supplement” or language of similar import precedes the term of this Security so modified, amended or eliminated. It is the intent of the parties hereto that, in the case of any conflict between the terms of a Pricing Supplement and the terms herein, the terms of the Pricing Supplement shall control over the terms herein with respect to the relevant Supplemental Obligation (and the Guarantee as applicable thereto). Without limiting the foregoing, in the case of each Supplemental Obligation, the Holder of this Security is directed to the applicable Pricing Supplement for a description of certain terms of such Supplemental Obligation (and the Guarantee as applicable thereto), including, in the case of any such obligation that is designated in the applicable Pricing Supplement as an “indexed note” (an “Indexed Note”), the manner of determining the principal amount of and interest, if any, on such Supplemental Obligation, the dates, if any, on which the principal amount of and interest, if any, on such Supplemental Obligation is determined and

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payable, the amount payable upon any acceleration of such Supplemental Obligation and the principal amount of such Supplemental Obligation deemed to be Outstanding for purposes of determining whether Holders of the requisite principal amount of Securities have made or given any request, demand, authorization, direction, notice, consent, waiver or other action under the GFSC 2008 Indenture.

Terms that are used and not defined in this Security but that are defined in the GSFC 2008 Indenture are used herein as defined therein.

This Security is a “Master Note”, which term means a Global Security that provides for incorporation therein of the terms of Supplemental Obligations by reference to the applicable Pricing Supplements, substantially as contemplated herein.

The Company, for value received, hereby promises to pay to CEDE & CO., as nominee for The Depository Trust Company, or registered assigns: (i) on each principal payment date, including each amortization date, redemption date, repayment date or maturity date, as applicable, of each Supplemental Obligation, in each case as specified in, and subject to any adjustments of such dates provided in, the applicable Pricing Supplement, the principal amount and any premium then due and payable for each such Supplemental Obligation, and (ii) on each interest payment date and at maturity, in each case as specified in, and subject to any adjustments of such dates provided in, the applicable Pricing Supplement, the interest then due and payable, if any, with respect to each Supplemental Obligation.

With respect to each Supplemental Obligation, the Company shall pay the principal amount and any premium specified in the applicable Pricing Supplement at maturity as designated therein, and shall pay interest on such principal, from the date specified therein as the “Original Issue Date” (the “Original Issue Date” for such Supplemental Obligation) or from the most recent date to which interest has accrued or been duly provided for, on the interest payment date(s) in each year, commencing on the first such date specified in the applicable Pricing Supplement (as such date may be adjusted as provided for in the applicable Pricing Supplement), and at the maturity of such principal, as follows:

(i) in the case of a Supplemental Obligation for which the interest rate is designated as fixed in the applicable Pricing Supplement (a “Fixed Rate Note”), at a rate per annum equal to a rate specified in such Pricing Supplement until the principal of such Supplemental Obligation is paid or made available for payment and (to the extent that the payment of such interest shall be legally enforceable) at the rate per annum equal to the rate at which the principal then bears interest on any overdue premium or installment of interest from the date any such overdue amount first becomes due until it is paid or made available for payment, provided that interest on any premium or installment of interest that is overdue shall be payable on demand;

(ii) in the case of a Supplemental Obligation for which the interest rate is designated as floating in the applicable Pricing Supplement (a “Floating Rate Note”), at a rate per annum determined in accordance with the applicable provisions of Section 3A on

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the reverse hereof, until the principal of such Supplemental Obligation is paid or made available for payment and (to the extent that the payment of such interest shall be legally enforceable) at the rate at which the principal then bears interest on any overdue premium or installment of interest from the date any such overdue amount first becomes due until it is paid or made available for payment, provided that interest on any premium or installment of interest that is overdue shall be payable on demand; and

(iii) in the case of a Supplemental Obligation that is an Indexed Note, at such rate or in such manner, if any, as may be specified in the applicable Pricing Supplement.

With respect to each Supplemental Obligation that is a Fixed Rate Note, interest (other than interest on overdue amounts) shall be payable by the Company, on the applicable dates specified as interest payment dates (subject to any adjustment provided for therein) in the applicable Pricing Supplement.

With respect to each Supplemental Obligation that is a Floating Rate Note, interest (other than interest on overdue amounts) shall be payable on the applicable dates specified as interest payment dates (subject to any adjustments provided for therein) in the applicable Pricing Supplement or, if not so specified:

•

if the interest reset period specified in the applicable Pricing Supplement (the “Interest Reset Period”) for such Supplemental Obligation is daily, weekly or monthly, on the third Wednesday of each month;

•	if the Interest Reset Period is quarterly, on the third Wednesday of March, June, September and December of each year;

•	if the Interest Reset Period is semi-annual, on the third Wednesday of the two months specified in the applicable Pricing Supplement;

•	and if the Interest Reset Period is annual, on the third Wednesday of the month specified in the applicable Pricing Supplement;

provided that, if any such interest payment date is not a Business Day (as defined in Section 3C(b) on the reverse hereof), the provisions set forth on the face hereof under “Payments Due on a Business Day” shall apply.

Each date for such Supplemental Obligation specified in the applicable Pricing Supplement as an interest payment date or, if not so specified, as determined or provided for in the preceding paragraph (without giving effect to the proviso thereto) is hereinafter referred to as an “Interest Payment Date”.

The interest so payable, and punctually paid or made available for payment, on any Interest Payment Date will, as provided in the GSFC 2008 Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the day specified in the applicable Pricing Supplement or, if not so specified, on the

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calendar day (whether or not a Business Day) immediately preceding the day on which payment is to be made (as such payment date may be adjusted in accordance with the second paragraph under “Payments Due on a Business Day” below) (a “Regular Record Date”). Any interest so payable, but not punctually paid or made available for payment, on any Interest Payment Date will forthwith cease to be payable to the Holder on such Regular Record Date and such Defaulted Interest may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Security not less than 10 days prior to such Special Record Date, or be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the GSFC 2008 Indenture. For the purpose of determining the Holder at the close of business on any relevant record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day. With respect to any Supplemental Obligation, references herein to the “Holder” mean the Holder of this Security.

If so specified in the applicable Pricing Supplement, any principal amount or interest payable on each Supplemental Obligation may be increased by additional amounts, if any, payable with respect to withholding taxes, but only if, when and to the extent specified in the Pricing Supplement for such Supplemental Obligation.

Currency of Payment

Payment of principal of (and premium, if any) and interest on any Supplemental Obligation will be made in the currency designated as the “specified currency” for such payment (or in a comparable manner) in the applicable Pricing Supplement (the “Specified Currency” for any payment on such Supplemental Obligation), except as provided in this and the next three paragraphs. For each Supplemental Obligation, any payment shall be made in the Specified Currency for such payment unless, at the time of such payment, such currency is not legal tender for the payment of public and private debts in the country issuing such currency on the Original Issue Date, in which case the Specified Currency for such payment shall be such coin or currency as at the time of such payment is legal tender for the payment of public and private debts in such country, except as provided in the next sentence. If the euro is the Specified Currency for any payment, the Specified Currency for such payment shall be such coin or currency as at the time of payment is legal tender for the payment of public and private debts in all EMU Countries (as defined in Section 3C(b) on the reverse hereof), provided that, if on any day there are not at least two EMU Countries, or if on any day there are at least two EMU Countries but no coin or currency is legal tender for the payment of public and private debts in all EMU Countries, then the Specified Currency for such payment shall be deemed not to be available to the Company on such day.

If provided in the applicable Pricing Supplement and except as provided in the next paragraph, any payment to be made on a Supplemental Obligation in a Specified Currency other than U.S. dollars will be made in U.S. dollars if the Person entitled to receive such payment transmits a written request for such payment to be made in U.S. dollars to the Trustee at its

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Corporate Trust Office, Attention: Global Corporate Trust, on or before the fifth Business Day before the payment is to be made. Such written request may be mailed, hand delivered, telecopied or delivered in any other manner approved by the Trustee. Any such request made with respect to any payment on a Supplemental Obligation payable to a particular Holder will remain in effect for all later payments on such Supplemental Obligation payable to such Holder, unless such request is revoked on or before the fifth Business Day before a payment is to be made, in which case such revocation shall be effective for such and all later payments. In the case of any payment of interest payable on an Interest Payment Date, such written request must be made by the Person who is the registered Holder of this Security on the relevant Regular Record Date.

The U.S. dollar amount of any payment made pursuant to the immediately preceding paragraph will be determined by the Exchange Rate Agent (as defined in Section 3C(a) on the reverse hereof) based upon the highest bid quotation received by the Exchange Rate Agent as of approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date, from three (or, if three are not available, then two) recognized foreign exchange dealers selected by the Exchange Rate Agent in The City of New York, in each case for the purchase by the quoting dealer, for U.S. dollars and for settlement on such payment date of an amount of such Specified Currency for such payment equal to the aggregate amount of such Specified Currency payable on such payment date to all Holders of this Security who elect to receive U.S. dollar payments on such payment date, and at which the applicable dealer commits to execute a contract. If the Exchange Rate Agent determines that two such bid quotations are not available on such second Business Day, such payment will be made in the Specified Currency for such payment. All currency exchange costs associated with any payment in U.S. dollars on this Security will be borne by the Holder entitled to receive such payment, by deduction from such payment.

Notwithstanding the foregoing, if any amount payable on a Supplemental Obligation is payable on any day (including at maturity) in a Specified Currency other than U.S. dollars, and if such Specified Currency is not available to the Company on the two Business Days before such day, due to the imposition of exchange controls, disruption in a currency market or any other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligation to pay such amount in such Specified Currency by making such payment in U.S. dollars. The amount of such payment in U.S. dollars shall be determined by the Exchange Rate Agent on the basis of an exchange rate for such Specified Currency published at approximately 12:00 noon, New York City time, by a generally recognized and publicly available source, to be determined in the sole discretion of the Exchange Rate Agent, on the latest day before the day on which such payment is to be made (the “Exchange Rate”). Any payment made under such circumstances in U.S. dollars where the required payment is in other than U.S. dollars will not constitute an Event of Default under the GSFC 2008 Indenture or this Security.

Manner of Payment – U.S. Dollars

Except as provided in the next paragraph, payment of any amount payable on any Supplemental Obligation in U.S. dollars will be made at the office or agency of the Company

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maintained for that purpose in The City of New York (or at any other office or agency maintained by the Company for that purpose), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, against surrender (in the manner provided below) of such Supplemental Obligation in the case of any payment due at maturity of the principal of such Supplemental Obligation (other than any payment of interest that first becomes due on an Interest Payment Date); provided, however, that, at the option of the Company and subject to the next paragraph, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Payment of any amount payable on any Supplemental Obligation in U.S. dollars will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the Borough of Manhattan, The City of New York, if (i) the principal of such Supplemental Obligation is at least $1,000,000 (or the equivalent in another currency) and (ii) the Holder entitled to receive such payment transmits a written request for such payment to be made in such manner to the Trustee at its Corporate Trust Office, Attention: Global Corporate Trust, on or before the fifth Business Day before the day on which such payment is to be made; provided that, in the case of any such payment due at the maturity of the principal of such Supplemental Obligation (other than any payment of interest that first becomes due on an Interest Payment Date), this Security must be surrendered (in the manner provided below) at the office or agency of the Company maintained for that purpose in The City of New York (or at any other office or agency maintained by the Company for that purpose) in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures. Any such request made with respect to any payment on such Supplemental Obligation payable to a particular Holder will remain in effect for all later payments on such Supplemental Obligation payable to such Holder, unless such request is revoked on or before the fifth Business Day before a payment is to be made, in which case such revocation shall be effective for such and all later payments. In the case of any payment of interest payable on a Supplemental Obligation on an Interest Payment Date, such written request must be made by the Person who is the registered Holder of this Security on the relevant Regular Record Date. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer with respect to this Security, but any tax, assessment or other governmental charge imposed upon any payment will be borne by the Holder of this Security and may be deducted from the payment by the Company or the Paying Agent.

Manner of Payment – Other Specified Currencies

Payment of any amount payable on any Supplemental Obligation in a Specified Currency other than U.S. dollars will be made by wire transfer of immediately available funds to such account as is maintained in such Specified Currency at a bank or other financial institution acceptable to the Company and the Trustee and as shall have been designated at least five Business Days prior to the applicable payment date by the Person entitled to receive such payment; provided that, in the case of any such payment due at the maturity of the principal of such Supplemental Obligation (other than any payment of interest that first becomes due on an Interest Payment Date), this Security must be surrendered (in the manner provided below) at the

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office or agency of the Company maintained for that purpose in The City of New York (or at any other office or agency maintained by the Company for that purpose) in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures. Such account designation shall be made by transmitting the appropriate information to the Trustee at its Corporate Trust Office in the Borough of Manhattan, The City of New York, by mail, hand delivery, telecopier or in any other manner approved by the Trustee. Unless revoked, any such account designation made with respect to any Supplemental Obligation by the Holder hereof will remain in effect with respect to any further payments with respect to such Supplemental Obligation payable to such Holder. If a payment in a Specified Currency other than U.S. dollars with respect to any Supplemental Obligation cannot be made by wire transfer because the required account designation has not been received by the Trustee on or before the requisite date or for any other reason, the Company will cause a notice to be given to the Holder of this Security at its registered address requesting an account designation pursuant to which such wire transfer can be made and such payment will be made within five Business Days after the Trustee’s receipt of such a designation meeting the requirements specified above, with the same force and effect as if made on the due date. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer with respect to this Security, but any tax, assessment or other governmental charge imposed upon any payment will be borne by the Holder of this Security and may be deducted from the payment by the Company or the Paying Agent.

Manner of Payment – Payments Pursuant to the Applicable Procedures of the Depositary; Surrender of this Security

Notwithstanding any provision of this Security or the GSFC 2008 Indenture, the Company may make any and all payments of principal, premium and interest on this Security pursuant to the Applicable Procedures of the Depositary for this Security as permitted in the GSFC 2008 Indenture.

Notwithstanding the foregoing, whenever the provisions hereof require that this Security be surrendered against payment of the principal of a Supplemental Obligation, such surrender may be effected by means of an appropriate adjustment to Schedule A hereto to reflect the discharge of such Supplemental Obligation, with such adjustment to be made by the Trustee in a manner not inconsistent with the Applicable Procedures of the Depositary for this Security, and in such circumstances this Security need not actually be surrendered. This paragraph shall apply only to a Master Note.

Payments Due on a Business Day

Notwithstanding any provision of this Security or the GSFC 2008 Indenture, if the maturity of the principal of any Supplemental Obligation occurs on a day that is not a Business Day, any amount of principal, premium or interest that would otherwise be due on such Supplemental Obligation on such day (the “Specified Day”) may be paid or made available for payment on the Business Day that is next succeeding the Specified Day with the same force and

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effect as if such amount were paid on the Specified Day, and no interest will accrue on the amount so payable for the period from the Specified Day to such next succeeding Business Day.

With respect to any Interest Payment Date with respect to each Supplemental Obligation, other than any such day on which the maturity of the principal of the Supplemental Obligation falls, that is not a Business Day, the day on which interest will be payable shall be determined as specified in the applicable Pricing Supplement; provided, that if no such method for determination is specified in the applicable Pricing Supplement, then, the day on which interest will be payable shall be deferred to the next succeeding Business Day; and provided further, that if no method is so specified and the Base Rate (as defined in Section 3A on the reverse hereof) for such Supplemental Obligation is LIBOR or EURIBOR and such next succeeding Business Day falls in the next calendar month, the day on which interest shall be payable shall be the next preceding Business Day.

The provisions of the two immediately preceding paragraphs shall apply to this Security in lieu of the provisions of Section 1.13 of the GSFC 2008 Indenture.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the GSFC 2008 Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: September 19, 2011

GS FINANCE CORP.

By:	/s/ James J. White, Jr.
Name:	James J. White, Jr.
Title:	Assistant Treasurer

This is one of the Securities of the series designated herein and referred to in the GSFC 2008 Indenture.

Dated: September 19, 2011

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Timothy E. Burke
Authorized Signatory

GUARANTEE

Capitalized terms used in this Guarantee that are not defined herein but that are defined in the Security upon which this Guarantee is endorsed or the GSFC 2008 Indenture referred to in such Security are used herein as defined therein.

The Goldman Sachs Group, Inc., a corporation organized under the laws of the State of Delaware (herein called the “Guarantor”, which term includes any successor Person under the GSFC 2008 Indenture), for value received, hereby fully and unconditionally guarantees to the Holder of the Security upon which this Guarantee is endorsed, the due and punctual payment of the principal, and premium, if any, and interest, if any, for each Supplemental Obligation when and as the same shall become due and payable, on each principal payment date, including each amortization date, redemption date, repayment date or maturity date, as applicable, or each interest payment date, as applicable, in accordance with the terms of each such Supplemental Obligation and of the GSFC 2008 Indenture. In case of the failure of GS Finance Corp., a corporation organized under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the GSFC 2008 Indenture), punctually to make any such payment, the Guarantor hereby agrees to cause such payment to be made punctually when and as the same shall become due and payable, and as if such payment were made by the Company.

The Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Supplemental Obligation or the GSFC 2008 Indenture, any failure to enforce the provisions of any such Supplemental Obligation or the GSFC 2008 Indenture, or any waiver, modification or indulgence granted to the Company with respect thereto, by the Holder of this Security or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge or defense of a surety or guarantor; provided, however, that notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the principal amount of any such Supplemental Security, or increase the interest rate thereon, change any redemption provisions thereof (including any change to increase any premium payable upon redemption thereof) or change the payment date of any payment thereon.

The Guarantor hereby waives the benefits of diligence, presentment, demand for payment, any requirement that the Trustee or the Holder of this Security exhaust any right or take any action against the Company or any other Person, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any Supplemental Obligation or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged in respect of such Security except by complete performance of the obligations contained in such Security and in this Guarantee. This Guarantee shall constitute a guaranty of payment and not of collection. The Guarantor hereby agrees that, in the event of a default in payment of principal, or premium, if any, or interest, if any, on each principal payment date, including each amortization date, redemption date, repayment date or maturity date, as applicable, or each interest payment date, as applicable, of any Supplemental Obligation, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of this Security, subject to the terms and conditions set forth in the GSFC 2008 Indenture, directly against the Guarantor to enforce this Guarantee without first proceeding against the Company.

The obligations of the Guarantor hereunder with respect to each Supplemental Obligation shall be continuing and irrevocable until the date upon which the entire principal of, premium, if any, and interest, if any, for each Supplemental Obligation has been, or has been deemed pursuant to the provisions of Article Four of the GSFC 2008 Indenture to have been, paid in full or otherwise discharged.

The Guarantor shall be subrogated to all rights of the Holder of such Security upon which this Guarantee is endorsed against the Company in respect of any amounts paid by the Guarantor on account of any Supplemental Obligation pursuant to the provisions of this Guarantee or the GSFC 2008 Indenture; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of, and premium, if any, and interest, if any, on all Securities issued under the GSFC 2008 Indenture shall have been paid in full.

This Guarantee shall remain in full force and effect and continue notwithstanding any petition filed by or against the Company for liquidation or reorganization, the Company becoming insolvent or making an assignment for the benefit of creditors or a receiver or trustee being appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or reinstated, as the case may be, if at any time payment of the Security upon which this Guarantee is endorsed, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by the Holder of this Security, whether as a “voidable preference,” “fraudulent transfer,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned on this Security, this Security shall, to the fullest extent permitted by law, be reinstated and deemed paid only by such amount paid and not so rescinded, reduced, restored or returned.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of the Security upon which this Guarantee is endorsed shall have been manually executed by or on behalf of the Trustee under the GSFC 2008 Indenture.

All terms used in this Guarantee which are defined in the GSFC 2008 Indenture shall have the meanings assigned to them in the GSFC 2008 Indenture.

This Guarantee shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed.

Dated: September 19, 2011

THE GOLDMAN SACHS GROUP, INC.

By:	/s/ Elizabeth E. Robinson
Name:	Elizabeth E. Robinson
Title:	Treasurer

(Reverse of Security)

1.	Securities and the GSFC 2008 Indenture

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”) issued and to be issued in one or more series under a Senior Debt Indenture, dated as of October 10, 2008 (herein called the “GSFC 2008 Indenture”, which term shall have the meaning assigned to it in such instrument), among the Company, as Issuer, The Goldman Sachs Group, Inc., as Guarantor (herein called the “Guarantor”, which term includes any successor guarantor under the GSFC 2008 Indenture) and The Bank of New York Mellon, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the GSFC 2008 Indenture), and reference is hereby made to the GSFC 2008 Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

In the case of the acquisition of all or a portion of a Supplemental Obligation by the Company or any Affiliate thereof, the Company or such Affiliate may submit to the Trustee such evidence of such acquisition as is reasonably acceptable to the Trustee, whereupon the Trustee, at the Company’s direction, shall reduce the principal amount of such Supplemental Obligation in Schedule A hereto by such acquired amount, and the principal amount of such Supplemental Obligation shall be reduced accordingly for all purposes of this Security.

2.	Series and Denominations

This Security is one of the series of Securities designated on the face hereof, limited to an aggregate principal amount (or the equivalent thereof in any other currency or currencies or currency units) as shall be determined and may be increased from time to time by the Company. References herein to “this series” mean the series of Securities designated as Medium-Term Notes, Series E.

This Security and each Supplemental Obligation are issuable only in registered form without coupons in the authorized denomination specified for such Supplemental Obligation in the applicable Pricing Supplement (the “Authorized Denominations”); provided, that if no authorized denomination is so specified, for each Supplemental Obligation having a principal amount payable in U.S. dollars, the Authorized Denominations shall be $1,000 and integral multiples of $1,000 in excess thereof, and for each Supplemental Obligation having a principal amount payable in a Specified Currency other than U.S. dollars, the Authorized Denominations shall be the amount of such Specified Currency equivalent, at the Exchange Rate on the first Business Day preceding the date on which the Company accepts the offer to purchase such Security, to $1,000 or any integral multiples of $1,000 in excess thereof.

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3.A.	Interest Rate on Floating Rate Notes

The interest rate on each Supplemental Obligation that is a Floating Rate Note will be determined as specified in the applicable Pricing Supplement for such Supplemental Obligation or, if not so specified, as provided in this Section 3A below. With respect to each Supplemental Obligation, each and every provision of this Section 3A below shall apply only if and to the extent that no method for determination the interest rate, reset dates, or any other matter specified below is not so specified for such Supplemental Obligation in the applicable Pricing Supplement. “Base Rate” means, for each Supplemental Obligation, the floating rate of interest designated as the base rate in the applicable Pricing Supplement for such Supplemental Obligation.

(a) Interest Rate Reset. The interest rate on such Supplemental Obligation will be reset from time to time as provided in the applicable Pricing Supplement or, if not provided therein, as provided in this Section 3A, and each date upon which such rate is reset as so provided is hereinafter called an “Interest Reset Date” for such Supplemental Obligation. The Interest Reset Dates with respect to such Supplemental Obligation will be as follows:

(i) if the Interest Reset Period is daily, each Business Day;

(ii) if the Interest Reset Period is weekly, the Wednesday of each week;

(iii) if the Interest Reset Period is monthly, the third Wednesday of each month;

(iv) if the Interest Reset Period is quarterly, the third Wednesday of each March, June, September and December;

(v) if the Interest Reset Period is semi-annual, the third Wednesday of each of two months in each year specified under “interest reset period” (or in a comparable manner) in the applicable Pricing Supplement; and

(vi) if the Interest Reset Period is annual, the third Wednesday of the month in each year specified under “interest reset period” (or in a comparable manner) in the applicable Pricing Supplement;

provided, however, that (x) the Base Rate in effect from and including the Original Issue Date to but excluding the initial Interest Reset Date will be the rate specified as the “initial base rate” (or in a comparable manner) in the applicable Pricing Supplement (the “Initial Base Rate” for such Supplemental Obligation) and (y) if the Interest Reset Period is daily or weekly, the Base Rate in effect for each day following the fifth Business Day immediately prior to an Interest Payment Date to but excluding such Interest Payment Date, and for each day following the fifth Business Day immediately prior to the day of maturity of the principal of such Supplemental Obligation to but excluding such day of maturity, will be the Base Rate then in effect on such applicable fifth Business Day; and provided, further, that any Interest Reset Date shall be subject to adjustment

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on the same basis as provided for Interest Payment Dates in the second paragraph under the heading “Payments Due on a Business Day” on the face of this Security.

Subject to applicable provisions of law and except as otherwise specified herein, on each Interest Reset Date the interest rate on a Supplemental Obligation shall be the rate specified in the applicable Pricing Supplement and shall be determined in the manner set forth in the applicable Pricing Supplement or, to the extent no method for determination is set forth therein or not fully therein, in accordance with such of the following Sections 3A(b) through 3A(k) (below) as are applicable, in whole or in part, and as provide for determination of the Base Rate for such Supplemental Obligation, as adjusted by the addition or subtraction of the Spread (as defined in Section 3A(n) below), if any, or by multiplying such Base Rate by the Spread Multiplier (as defined in Section 3A(n) below), if any, and subject to adjustment as provided in Section 3A(l) below. The Calculation Agent (as defined in Section 3C(a) below) shall determine the interest rate.

The Calculation Agent will determine the interest rate on such Supplemental Obligation that takes effect on any Interest Reset Date:

(i) with respect to a Supplemental Obligation for which the Base Rate is the CD Rate or Treasury Rate, on a day no later than the applicable Calculation Date (as defined in Section 3A(n) below), corresponding, and in each case by reference, to the applicable CD Interest Determination Date or Treasury Interest Determination Date (each as defined, respectively, in paragraphs (b) and (j) below), as the case may be; and

(ii) with respect to a Supplemental Obligation for which the Base Rate is the Commercial Paper Rate, Federal Funds Rate, Prime Rate or 11th District Rate, on the applicable Interest Reset Date; and

(iii) with respect to a Supplemental Obligation for which the Base Rate is CMS Rate, CMT Rate, EURIBOR or LIBOR, on the applicable CMS Interest Determination Date, CMT Interest Determination Date, EURIBOR Interest Determination Date or LIBOR Interest Determination Date (each as defined, respectively, in paragraphs (c), (d), (f) and (h) below), as the case may be, corresponding to such Interest Reset Date.

However, the Calculation Agent need not wait until the Calculation Date to determine interest rates described in clause (i) above if the rate information it needs to make such determination in the manner specified in the applicable provisions of paragraphs (b) and (j) hereof is available from the relevant sources specified in such applicable provisions. Upon request of the Holder to the Calculation Agent, the Calculation Agent will provide the interest rate then in effect on such Supplemental Obligation and, if determined, the interest rate that will become effective on the next Interest Reset Date.

(b) Determination of CD Rate. If the Base Rate specified for such Supplemental Obligation is the CD Rate, the Base Rate that takes effect on each Interest Reset Date shall equal the rate determined as specified in the applicable Pricing Supplement or, if no method of determination is so specified, the rate, on such Interest Reset Date, for negotiable U.S. dollar

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certificates of deposit as published in H.15(519) (as defined in Section 3A(n)) opposite the Index Maturity (as defined in Section 3C(b) below) under the heading “CDs (secondary market)”. If the CD Rate cannot be determined as described above, the following procedures will apply in determining the CD Rate:

(i) If the rate described above is not yet published in H.15(519) on the Calculation Date corresponding to such Interest Reset Date (unless the calculation is made earlier and the rate is available from that source at that time), then the CD Rate shall be the rate described above as published in H.15 Daily Update (as defined in Section 3A(n) below), or another recognized electronic source used for displaying that rate, under the heading “CDs (secondary market)”.

(ii) If the rate described in clause (i) above is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source on such Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), then the CD Rate for the relevant Interest Reset Date shall be the arithmetic mean of the secondary market offered rates, quoted by three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City, as selected by the Calculation Agent, as of approximately 10:00 A.M., New York City time, on such Interest Reset Date, for negotiable U.S. dollar certificates of deposit of major U.S. money market banks having a remaining maturity closest to the Index Maturity and in a Representative Amount (as defined in Section 3A(n) below).

(iii) If fewer than three dealers selected by the Calculation Agent are quoting as described in clause (ii) above, the CD Rate will be the CD Rate then in effect on such Interest Reset Date (or, in the case of the first Interest Reset Date, the Initial Base Rate).

(c) Determination of CMS Rate. If the Base Rate specified for such Supplemental Obligation is the CMS Rate, the Base Rate that takes effect on any Interest Reset Date shall equal the rate determined as specified in the applicable Pricing Supplement or, if no method of determination is so specified, the rate appearing on the Reuters Screen ISDAFIX1 Page for U.S. dollar swaps having a maturity equal to the Index Maturity as of approximately 11:00 A.M., New York City time, on the second U.S. Government Securities Business Day immediately preceding such Interest Reset Date (the “CMS Interest Determination Date”). If the CMS Rate cannot be determined as described above, the following procedures will apply in determining the CMS Rate:

(i) If the rate described above does not so appear on the Reuters Screen ISDAFIX1 Page, then the CMS Rate will be determined on the basis of the mid-market semi-annual swap rate quotations provided by five leading swap dealers in the New York City interbank market at approximately 11:00 A.M., New York City time, on the relevant CMS Interest Determination Date. For this purpose, the “semi-annual swap rate” means the mean of the bid and offered rates for the semi-annual fixed leg, calculated using the 30/360 (ISDA) Day Count Convention (as defined in Section 3C(b) below), of a fixed-for-floating U.S. dollar interest rate swap transaction with a term equal to the Index Maturity commencing on such Interest Reset Date with an acknowledged dealer of good

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credit in the swap market, where the floating leg, calculated using the Actual/360 (ISDA) Day Count Convention, is equivalent to LIBOR with a designated maturity of three months, as such rate may be determined as provided in Section 3A(f). The Calculation Agent will select the five swap dealers in its sole discretion and will request the principal New York City office of each of those dealers to provide a quotation of its rate.

(ii) If at least three quotations are provided as described in clause (i) above, the CMS Rate for such Interest Reset Date will be the arithmetic mean of the quotations described above, eliminating the highest and lowest quotations or, in the event of equality, one of the highest and one of the lowest quotations.

(iii) If fewer than three quotations are provided, the Calculation Agent will determine the CMS Rate in its sole discretion.

(d) Determination of CMT Rate. If the Base Rate specified for such Supplemental Obligation is the CMT Rate, the Base Rate that takes effect on any Interest Reset Date shall equal the rate determined as specified in the applicable Pricing Supplement or, if no method of determination is so specified, the CMT Rate determined as described below. “CMT Rate” means:

(i) If the Designated CMT Reuters Screen Page (as defined in Section 3A(n) below) is the Reuters Screen FRBCMT Page or if no Designated CMT Reuters Screen Page is specified in the applicable Pricing Supplement, then the CMT Rate for such Interest Reset Date will be the yield for Treasury securities at “constant maturity” for a period of the Designated CMT Index Maturity (as defined in Section 3A(n) below) as set forth in H.15(519) under the caption “Treasury constant maturities”, as such yield is displayed on the Designated CMT Reuters Screen Page on the second U.S. Government Securities Business Day immediately preceding such Interest Reset Date (the “CMT Interest Determination Date”).

(A)	If the applicable rate described in clause (i) above is not displayed on the Designated CMT Reuters Screen Page, then the CMT Rate will be the rate for Treasury securities at “constant maturity” for a period of the Designated CMT Index Maturity as published in H.15(519) under the caption “Treasury constant maturities”.

(B)	If the applicable rate described in clause (A) above does not appear in H.15(519), then the CMT Rate for such Interest Reset Date will be the Treasury constant maturity rate, for the Designated CMT Index Maturity that:

a. is published by the Board of Governors of the Federal Reserve System, or the U.S. Department of the Treasury, and

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b. is determined by the Calculation Agent to be comparable to the applicable rate that would have otherwise been published in H.15(519).

(C)	If, on the CMT Interest Determination Date, the Board of Governors of the Federal Reserve System or the U.S. Department of the Treasury does not publish a yield on Treasury securities (as defined in Section 3A(n) below) at “constant maturity” for the Designated CMT Index Maturity then the CMT Rate for such Interest Reset Date will be the yield to maturity of the arithmetic mean of the secondary market bid rates for the most recently issued Treasury securities having an original maturity of approximately the Designated CMT Index Maturity, having a remaining term to maturity of not less than the Designated CMT Index Maturity minus one year and in a Representative Amount: as of approximately 3:30 P.M., New York City time, on such CMT Interest Determination Date, quoted by three primary U.S. government securities dealers in New York City selected by the Calculation Agent. In selecting such bid rates, the Calculation Agent will request quotations from five such primary dealers and will disregard the highest quotation — or, if there is equality, one of the highest — and the lowest quotation — or, if there is equality, one of the lowest. If fewer than five but more than two such bid rates are provided, the CMT Rate will be based on the arithmetic mean of the bid prices provided, and neither the highest nor lowest of such quotations will be eliminated.

(D)	If the Calculation Agent is unable to obtain three quotations of the kind described in clause (C) above, the CMT Rate for such Interest Reset Date will be the yield to maturity of the arithmetic mean of the secondary market offered rates for Treasury securities having an original maturity longer than the Designated CMT Index Maturity, having a remaining term to maturity closest to the Designated CMT Index Maturity and in a Representative Amount, as of approximately 3:30 p.m., New York City time, on such CMT Interest Determination Date, of three primary U.S. government securities dealers in New York City selected by the Calculation Agent. In selecting such bid rates, the Calculation Agent will request quotations from five such primary dealers and will disregard the highest quotation — or, if there is equality, one of the highest — and the lowest quotation — or, if there is equality, one of the lowest. If fewer than five but more than two of these primary dealers are quoting, then the CMT Rate for such Interest Reset Date will be based on the arithmetic mean of the bid rates so obtained, and neither the highest nor the lowest of such quotations will be disregarded. If two Treasury securities with an original maturity longer than the CMT Designated Index Maturity have remaining terms to maturity that are equally close to the Designated CMT Index Maturity, the Calculation Agent will obtain quotations for the Treasury securities with the shorter original term to maturity.

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(E)	If two or fewer primary dealers selected by the Calculation Agent are quoting as described in clause (D) above, then the CMT Rate for such Interest Reset Date shall be determined by the Calculation Agent in its sole discretion, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate the rate for Treasury securities at “constant maturity” or any of the foregoing bid rates.

(ii) if the Designated CMT Reuters Screen Page is the Reuters Screen FEDCMT Page, the CMT Rate for such Interest Reset Date will be the one-week average yield for Treasury securities at “constant maturity” for a period of the Designated CMT Index Maturity as set forth in H.15(519) under the heading “Week Ending” and opposite the heading “Treasury constant maturities” for the week preceding such Interest Reset Date, as such average is displayed on the Designated CMT Reuters Screen Page for the week preceding such Interest Reset Date.

(A)	If the applicable average described in clause (ii) above is not displayed on the Designated CMT Reuters Screen Page, then the CMT Rate for such Interest Reset Date will be the one-week average yield for Treasury securities at “constant maturity” for a period of the Designated CMT Index Maturity and for the week preceding such Interest Reset Date as published in H.15(519) under the heading “Week Ending” and opposite the heading “Treasury constant maturities”.

(B)	If the applicable average described in clause (A) above does not appear on the Designated Reuters Screen Page or in H.15(919), then the CMT Rate for such Interest Reset Date will be the one-week average yield for Treasury securities at “constant maturity” for a period equal to the Designated CMT Index Maturity as otherwise announced by the Federal Reserve Bank of New York for the week preceding such Interest Reset Date.

(C)

If the Federal Reserve Bank of New York does not publish a one-week average yield for Treasury securities at “constant maturity” for a period equal to the Designated CMT Index Maturity for the week prior to such Interest Reset Date, then the CMT Rate for such Interest Reset Date will be the yield to maturity of the arithmetic mean of the secondary market bid rates for the most recently issued Treasury securities having an original maturity of approximately the Designated CMT Index Maturity, having a remaining term to maturity of not less than the Designated CMT Index Maturity minus one year and in a Representative Amount: as of approximately 3:30 P.M., New York City time, on the CMT Interest Determination Date, quoted by three primary U.S. government securities dealers in New York City selected by the Calculation Agent. In selecting these bid rates, the Calculation Agent will request quotations from five primary dealers and will disregard the highest quotation or, if there is

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equality, one of the highest, and the lowest quotation or, if there is equality, one of the lowest. If fewer than five but more than two such bid rates are provided, the CMT Rate will be based on the arithmetic mean of the bid prices provided, and neither the highest nor lowest of such quotations will be eliminated.

(D)	If the Calculation Agent is unable to obtain three quotations of the kind described in clause (C) above, then the CMT Rate for such Interest Reset Date will be the yield to maturity of the arithmetic mean of the secondary market offered rates for Treasury securities having an original maturity longer than the Designated CMT Index Maturity, having a remaining term to maturity closest to the Designated CMT Index Maturity and in a Representative Amount, as of approximately 3:30 p.m., New York City time, on CMT Interest Determination Date, of three primary U.S. government securities dealers in New York City selected by the Calculation Agent. In selecting such bid rates, the Calculation Agent will request quotations from five such primary dealers and will disregard the highest quotation — or, if there is equality, one of the highest — and the lowest quotation — or, if there is equality, one of the lowest. If fewer than five but more than two of these primary dealers are quoting, then the CMT Rate for such Interest Reset Date will be based on the arithmetic mean of the bid rates so obtained, and neither the highest nor the lowest of such quotations will be disregarded. If two Treasury securities with an original maturity longer than the CMT Designated Index Maturity have remaining terms to maturity that are equally close to the Designated CMT Index Maturity, the Calculation Agent will obtain quotations for the Treasury securities with the shorter original term to maturity.

(E)	If two or fewer primary dealers selected by the Calculation Agent are quoting as described in clause (D) above, the CMT Rate for such Interest Reset Date shall be the rate determined by the Calculation Agent in its sole discretion, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate the one-week average for Treasury securities at “constant maturity” or any of the foregoing bid rates.

(e) Determination of Commercial Paper Rate. If the Base Rate specified for such Supplemental Obligation is the Commercial Paper Rate, the Base Rate that takes effect on any Interest Reset Date shall be the rate determined as specified in the applicable Pricing Supplement or, if no method of determination is so specified, the rate equal to the Money Market Yield (as defined in Section 3A(n) below) of the rate, for such Interest Reset Date, for commercial paper, as published in H.15(519) for such Interest Reset Date opposite the Index Maturity for such Supplemental Obligation and under the heading “Commercial Paper — Nonfinancial”. If the

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Commercial Paper Rate cannot be determined as described above, the following procedures will apply in determining the Commercial Paper Rate:

(i) If the rate described above is not yet published in H.15(519) by approximately 5:00 P.M., New York City time, on the day that is one New York City Banking Day following such Interest Reset Date, then the Commercial Paper Rate for such Interest Reset Date will be the Money Market Yield of the rate for commercial paper having the Index Maturity, as published in H.15 Daily Update or any other recognized electronic source used for displaying that rate, under the heading “Commercial Paper/Nonfinancial”.

(ii) If the rate described in clause (i) above is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by approximately 5:00 P.M., New York City time, on the day that is one New York City Banking Day following such Interest Reset Date, then the Commercial Paper Rate for such Interest Reset Date will be the Money Market Yield of the rate for commercial paper as published in H.15(519) opposite the Index Maturity and under the heading “Commercial Paper — Nonfinancial” for the first day preceding the Interest Reset Date on which such rate appears.

(f) Determination of EURIBOR. If the Base Rate specified for such Supplemental Obligation is EURIBOR, the Base Rate that takes effect on any Interest Reset Date shall be the rate determined as specified in the applicable Pricing Supplement or, if no method of determination is so specified, the rate equal to the interest rate for deposits in euros designated as “EURIBOR” and sponsored jointly by the European Banking Federation and ACI — The Financial Markets Association (or any company established by the joint sponsors for purposes of compiling and publishing that rate) on the second Euro Business Day (as defined in Section 3C(b) below) before such Interest Reset Date (a “EURIBOR Interest Determination Date”), and will be determined in accordance with the following provisions:

(i) EURIBOR for such Interest Reset Date will be the offered rate for deposits in euros having the Index Maturity as that rate appears on the Reuters Screen EURIBOR01 Page as of approximately 11:00 A.M., Brussels time, on such EURIBOR Interest Determination Date.

(ii) If the rate described in clause (i) above does not so appear on the Reuters Screen EURIBOR01 Page, EURIBOR will be determined on the basis of the rates at which deposits in euros are offered by four major banks in the Euro-Zone (as defined in Section 3C(b) below) interbank market, at approximately 11:00 A.M., Brussels time, on such EURIBOR Interest Determination Date, to prime banks in the Euro-Zone interbank market for a period of the Index Maturity commencing on such EURIBOR Interest Determination Date and in a Representative Amount, assuming an Actual/360 (ISDA) Day Count Convention. The Calculation Agent will request the principal Euro-Zone office of each of these four banks to provide a quotation of its rate. If at least two quotations are provided, EURIBOR for such Interest Reset Date will be the arithmetic mean of such quotations.

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(iii) If fewer than two quotations are provided as described in clause (ii) above, EURIBOR for such Interest Reset Date will be the arithmetic mean of the rates quoted by major banks in the Euro-Zone, selected by the Calculation Agent at approximately 11:00 A.M., Brussels time, on such Interest Reset Date, for loans of euros to leading European banks for the Index Maturity beginning on such Interest Reset Date, and in a Representative Amount.

(iv) If no quotation is provided as described in clause (iii) above, then the Calculation Agent, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate EURIBOR or any of the foregoing lending rates, shall determine EURIBOR for such EURIBOR Interest Determination Date in its sole discretion.

(g) Determination of Federal Funds Rate. If the Base Rate specified in the applicable Pricing Supplement for such Supplemental Obligation is the Federal Funds Rate, the Base Rate that takes effect on any Interest Reset Date shall be the rate determined as specified in the applicable Pricing Supplement or, if the applicable Pricing Supplement does not so specify, the rate equal to the rate, on such Interest Reset Date, as set forth in H.15(519) opposite the heading “Federal funds (effective)”, as that rate is displayed on the Reuters Screen FEDFUNDS1 Page for that day. If the Federal Funds Rate cannot be determined as described above, the following procedures will apply in determining the Federal Funds Rate:

(i) If the rate described above is not displayed on the Reuters Screen FEDFUNDS1 Page by approximately 5:00 P.M., New York City time, on the day that is one New York City Banking Day following such Interest Reset Date, the Federal Funds Rate for such Interest Reset Date will be the rate published on H.15(519) under the heading “Federal funds (effective)”.

(ii) If the rate is not displayed on the Reuters Screen FEDFUNDS1 Page and does not appear in H.15(519) at approximately 5:00 P.M., New York City time, on the day that is one New York City Banking Day following such Interest Reset Date, then the Federal Funds (Effective) Rate for such Interest Reset Date will be the rate described above as published in H.15 Daily Update, or another recognized electronic source used for displaying that rate, opposite the heading “Federal funds (effective)”.

(iii) If the rate cannot be determined as described above, then the Federal Funds (Effective) Rate for such Interest Reset Date will be the rate for the first day preceding such Interest Reset Date for which such rate is set forth in H.15(519) opposite the caption “Federal funds (effective)”, as such rate is displayed on the Reuters Screen FEDFUNDS1 Page.

(h) Determination of LIBOR. If the Base Rate specified for such Supplemental Obligation is LIBOR, the Base Rate that takes effect on any Interest Reset Date shall be LIBOR, which will be determined as specified in the applicable Pricing Supplement or, if no method of determination is so specified, will be the London interbank offered rate for deposits in U.S. dollars or any other Index Currency, as specified in your pricing supplement, for the Index

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Maturity, appearing on the Reuters Screen LIBOR Page (as defined in Section 3A(n) below) as of approximately 11:00 A.M., London time, on the day that is two London Business Days prior to such Interest Reset Date (such date, the “LIBOR Interest Determination Date”).

(i) If LIBOR does not so appear on the Reuters Screen LIBOR Page, then LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars or any other Index Currency are offered by four major banks in the London interbank market selected by the Calculation Agent at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date, to prime banks in the London interbank market for a period of the Index Maturity beginning on the relevant LIBOR Interest Determination Date and in a Representative Amount. The Calculation Agent will request the principal London office of each such bank to provide a quotation of its rate. If at least two quotations are provided, LIBOR for such Interest Reset Date will be the arithmetic mean of the quotations.

(ii) If fewer than two of the requested quotations described in clause (i) above are provided, LIBOR for such Interest Reset Date will be the arithmetic mean of the rates quoted by major banks in New York City, or the specified Index Currency is not U.S. dollars, in the principal financial center for the country issuing the Index Currency, selected by the Calculation Agent at approximately 11:00 A.M. New York City time (or at the time in the relevant principal financial center if the specified Index Currency is not U.S. dollars) on such Interest Reset Date, for loans in U.S. dollars (or the Index Currency) to leading European banks for a period of the Index Currency having the Index Maturity beginning on such Interest Reset Date and in a Representative Amount.

(iii) If no quotation is provided as described in clause (ii) above, then the Calculation Agent, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate LIBOR or any of the foregoing lending rates, shall determine LIBOR for such Interest Reset Date in its sole discretion.

(i) Determination of Prime Rate. If the Base Rate specified for such Supplemental Obligation is the Prime Rate, the Base Rate that takes effect on any Interest Reset Date shall be the rate determined as specified in the applicable Pricing Supplement or, if no method of determination is so specified, the rate equal to the rate for such Interest Reset Date published in H.15(519) opposite the heading “Bank prime loan”. If the Prime Rate cannot be determined as described above, the following procedures will apply in determining the Prime Rate:

(i) If the rate described above is not yet published in H.15(519) by approximately 5:00 P.M., New York City time, on the day that is one New York City Banking Day following such Interest Reset Date, then the Prime Rate will be the rate, for such Interest Reset Date, as published in H.15 Daily Update or another recognized electronic source used for the purpose of displaying that rate, opposite the heading “Bank prime loan”.

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(ii) If the rate described in clause (i) above does not appear in H.15(519), H.15 Daily Update or another recognized electronic source by approximately 5:00 P.M., New York City time, on the day that is one New York City Banking Day following such Interest Reset Date, then the Prime Rate will be the rate for the day first preceding such Interest Reset Date for which such rate is set forth in H.15(519) opposite the caption “Bank prime rate”.

(j) Determination of Treasury Rate. If the Base Rate specified for such Supplemental Obligation is the Treasury Rate, the Base Rate that takes effect on any Interest Reset Date shall be the rate determined as specified in the applicable Pricing Supplement or, if no method of determination is so specified, the rate on such Interest Reset Date of direct obligations of the United States (“Treasury Bills”), as that rate appears on the Reuters Screen USAUCTION10 Page or the Reuters Screen USAUCTION11 Page opposite the Index Maturity under the heading “INVEST RATE”. If the Treasury Rate cannot be determined as described above, the following procedures will apply in determining the Treasury Rate:

(i) If the rate described above does not appear on either the Reuters Screen USAUCTION10 or USAUCTION11 Page on the Calculation Date (unless the calculation is made earlier and the rate is available from that source at that time), but Treasury Bills having the Index Maturity have been auctioned during the relevant Interest Period, then the Treasury Rate will be the Bond Equivalent Yield (as defined in Section 3A(n) below) of the rate, for such Interest Reset Date, as published in H.15 Daily Update, or another recognized electronic source used for displaying that rate, for that day and for the Index Maturity, under a heading indicating that such rate is the “auction high” rate for Treasury Bills.

(ii) If the rate cannot be determined as described in clause (i) above, then the Treasury Rate will be the Bond Equivalent Yield of the auction rate for Treasury Bills with a remaining maturity equal to the Index Maturity as announced by the United States Treasury

(iii) If no such auction is held for the relevant week, then the Treasury Rate will be the Bond Equivalent Yield of the rate, for such Interest Reset Date and for Treasury Bills having the Index Maturity, as published in H.15(519) under the heading “U.S. government securities/Treasury bills (secondary market)”.

(iv) If the rate described in clause (iii) above does not appear in H.15(519) on such Calculation Date (unless the calculation is made earlier and the rate is available from that source at that time), then the Treasury Rate will be the rate, for such Interest Reset Date and for Treasury Bills having the Index Maturity, as published in H.15 Daily Update, or another recognized electronic source used for displaying that rate, under the heading “U.S. government securities/ Treasury bills (secondary market)”.

(v) If the rate described in clause (iv) above does not appear in H.15 Daily Update or another recognized electronic source on such Calculation Date (unless the calculation is made earlier and the rate is available from that source at that time), the

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Treasury Rate will be the Bond Equivalent Yield of the arithmetic mean of the following secondary market bid rates for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity: the rates bid as of approximately 3:30 P.M., New York City time, on such Interest Reset Date, by primary U.S. government securities dealers in New York City selected by the Calculation Agent.

(vi) If no quotation is provided as described in the preceding paragraph, then the Calculation Agent, after consulting such sources as it deems comparable to any of the foregoing secondary market bids or any display page or other U.S. government publication or source, or any other source as it deems reasonable from which to estimate the Treasury Bills auction rate or any of the foregoing secondary market bid rates, shall determine the Treasury Rate for such Interest Reset Date in its sole discretion.

(k) Determination of 11th District Rate. If the Base Rate specified for such Supplemental Obligation is the “11th District Rate” (which term refers to the Eleventh District Cost of Funds Rate), the Base Rate that takes effect on any Interest Reset Date shall be the rate determined as specified in the applicable Pricing Supplement or, if no method of determination is so specified, the rate on such Interest Reset Date equal to the rate displayed on the Reuters Screen COFI/ARMS Page opposite the heading “11TH Dist COFI:” as of approximately 11:00 A.M., San Francisco time, on the Interest Reset Date. If the 11th District Rate cannot be determined as described above, the following procedures will apply in determining the 11th District Rate:

(i) If the rate described above does not appear on the Reuters Screen COFI/ARMS Page on such Interest Reset Date, then the 11th District Rate will be the monthly weighted average cost of funds paid by institutions that are members of the Eleventh Federal Home Loan Bank District for the calendar month immediately preceding such date, as most recently announced by the Federal Home Loan Bank of San Francisco as such monthly weighted average cost of funds.

(ii) If the Federal Home Loan Bank of San Francisco fails to announce the cost of funds described in clause (i) above on or before such Interest Reset Date, the 11th District Rate will be the latest comparable rate announced by the Federal Home Loan Bank of San Francisco prior to the Interest Payment Date immediately following such Interest Reset Date (or, in the case of the first Interest Reset Date, the Initial Base Rate).

(l) Minimum and Maximum Limits. Notwithstanding the foregoing, the rate at which interest accrues on such Supplemental Obligation (i) shall not at any time be higher than the maximum rate, if any, or less than the minimum rate, if any, specified in the applicable Pricing Supplement, in each case on an accrual basis, and (ii) shall not at any time be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

(m) Calculation of Interest. Payments of interest on such Supplemental Obligation with respect to any Interest Payment Date or at the maturity of the principal thereof will include interest accrued to but excluding the next date to which interest will accrue (which may be the

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Interest Payment Date, depending on the business day convention specified in the applicable Pricing Supplement (a “Business Day Convention”)) or the date of such maturity, as the case may be. Accrued interest from the date of issue or from the last date to which interest has accrued shall be calculated by the Calculation Agent by multiplying the principal amount of such Supplemental Obligation by an accrued interest factor for the Interest Period. Such accrued interest factor shall be expressed as a decimal and computed by multiplying the interest rate for such Interest Period (also expressed as a decimal) in effect on the applicable period by the Day Count Convention specified in the applicable Pricing Supplement for such Interest Period.

All percentages resulting from any calculation with respect to such Supplemental Obligation will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point (e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655)). All amounts used in or resulting from any calculation with respect to such Supplemental Obligation will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

(n) Definitions of Calculation Terms. As used with respect to such Supplemental Obligation, the following terms have the meanings set forth below:

“Bond Equivalent Yield” means a yield expressed as a percentage and calculated in accordance with the following formula:

Bond Equivalent Yield =	D × N	× 100,
360 – (D × M)

where

•	“D” equals the annual rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal;

•	“N” equals 365 or 366, as the case may be; and

•	“M” equals the actual number of days in the applicable Interest Reset Period.

The “Calculation Date” means the Business Day immediately preceding the date on which interest will next be paid on the applicable Supplemental Obligation.

“Designated CMT Index Maturity” means the Index Maturity for such Supplemental Obligation and will be the original period to maturity of a U.S. Treasury security — either 1, 2, 3, 5, 7, 10, 20 or 30 years — specified in the applicable Pricing Supplement, provided that, if no such original maturity period is so specified, the Designated CMT Index Maturity will be 2 years.

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“Designated CMT Reuters Screen Page” means the Reuters Screen Page specified in the applicable Pricing Supplement, provided that, if no Reuters Screen Page is so specified, then the applicable page will be the Reuters Screen FRBCMT Page.

“H.15(519)” means the weekly statistical release designated as such published by the Federal Reserve System Board of Governors, or its successor, available through the website of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/ releases/h15/update/h15upd.htm, or any successor site or publication.

“H.15 Daily Update” means the daily update of H.15(519), available through the website of the Board of Governors of the Federal Reserve System, at http://www.federalreserve.gov/releases/h15/update/h15upd.htm, or any successor site or publication.

“Interest Period” means the period from and including an Interest Payment Date (or, with respect to the initial Interest Period, the Original Issue Date) to but excluding the next succeeding Interest Payment Date, in each case as such dates, and the related accruals of interest, may be adjusted pursuant to the applicable Business Day Convention specified in the applicable Pricing Supplement.

“Money Market Yield” means a yield expressed as a percentage and calculated in accordance with the following formula:

Money Market Yield =	D × 360	× 100,
360 – (D × M)

where

•	“D” equals the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and

•	“M” equals the actual number of days in the applicable Interest Reset Period.

“Representative Amount” means an amount that, in the Calculation Agent’s judgment, is representative of a single transaction in the relevant market at the relevant time.

“Reuters Screen” means the display on the Reuters 3000 Xtra service or any successor or replacement service, on the page or pages, or any successor or replacement page or pages on that service.

“Reuters Screen LIBOR Page” means the Reuters Screen Page specified in the applicable Pricing Supplement, provided that, if no Reuters Screen Page is so specified, then the applicable page will be the Reuters Screen LIBOR01 Page, or any successor or replacement service, on which London interbank rates of major banks for the Index Currency are displayed, and provided, further, that if the rate specified in the applicable Pricing Supplement is LIBOR with reference to deposits in Australian Dollars, Swiss Francs, Japanese Yen, Danish Krone,

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New Zealand Dollars and Swedish Krona, then the applicable page will be the Reuters Screen LIBOR02 Page, or any successor or replacement service, on which London interbank rates of major banks for the Index Currency are displayed.

“Reuters Screen USPRIME1 Page” means the display on the Reuters Screen page titled “USPRIME1”, for the purpose of displaying Prime Rates or base lending rates of major U.S. banks.

“Spread” means the number of basis points (each being one one-hundredth of a percentage point), a percentage or any other expression specified in the applicable Pricing Supplement to be added to or subtracted from the Base Rate for a Floating Rate Note to determine the applicable interest rate.

“Spread Multiplier” is the percentage or other number specified in the applicable Pricing Supplement by which the Base Rate for a Floating Rate Note will be multiplied to determine the applicable interest rate.

(o) Sources and Corrections. References herein to a Base Rate as set forth on a display page, other published source, information vendor or other vendor officially designated by the sponsor of that rate, if there is a successor source for the display page, other published source, information vendor or other official vendor, include that successor source as applicable as determined by the Calculation Agent. References herein to a particular heading or headings on any such sources, include any successor or replacement heading or headings as determined by the Calculation Agent.

If the applicable rate is based on information obtained from a Reuters Screen, that rate will be subject to the corrections, if any, published on such Reuter’s Screen within one hour of the time that rate was first displayed on such source. If the applicable rate is based on information obtained from H.15(519) or H.15 Daily Update, that rate will be subject to the corrections, if any, published by that source within 30 days of the day that rate was first published in that source.

3.B.      Interest Rate on Indexed Notes

In the case of any Supplemental Obligation that is an Indexed Note, the manner of calculating interest payable thereon shall be determined as provided in the applicable Pricing Supplement.

3.C.      Payments — Other Terms

The provisions of this Section 3C apply to all Supplemental Obligations.

(a) Calculation Agent and Exchange Rate Agent. With respect to any Supplemental Obligation, the “Calculation Agent” or the “Exchange Rate Agent” shall initially mean the Person (if any) named as such agent in the applicable Pricing Supplement, provided that the Company may, in its sole discretion, appoint any other institution (including any Affiliate of the

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Company) to serve as any such agent for such Supplemental Obligation from time to time. The Company will give the Trustee prompt written notice of any change in any such appointment. Insofar as this Security or the applicable Pricing Supplement provides for any such agent to obtain rates, quotes or other data from a bank, dealer or other institution for use in making any determination hereunder, such agent may do so from any institution or institutions of the kind contemplated hereby notwithstanding that any one or more of such institutions are any such agent, Affiliates of any such agent or Affiliates of the Company.

All determinations made by the Calculation Agent or the Exchange Rate Agent with regard to a Supplemental Obligation may be made by such agent in its sole discretion and, absent manifest error, shall be conclusive for all purposes and binding on the Holder of this Security and the Company. Neither the Calculation Agent nor the Exchange Rate Agent shall have any liability therefor.

(b) Other Definitions. “Business Day” means, for any Supplemental Obligation, a day that meets the requirements set forth in the applicable Pricing Supplement or, if not so set forth, the requirements set forth in each of clauses (i) through (v) below, in each case to the extent such requirements apply to such Supplemental Obligation as specified below:

(ii) is a New York Business Day (as defined below);

(iii) if the Base Rate is LIBOR, is also a London Business Day;

(iv) if the Specified Currency for payment of principal of or interest on such Supplemental Obligation is other than U.S. dollars or euros, is also a day on which banking institutions are not authorized or obligated by law, regulation or executive order to close in the principal financial center of the country issuing the Specified Currency;

(v) if the Base Rate is EURIBOR or if the Specified Currency for payment of principal of or interest on such Supplemental Obligation is euros, or the Base Rate is LIBOR for which the Index Currency is euros, is also a Euro Business Day; and

(vi) solely with respect to any payment or other action to be made or taken at any Place of Payment outside The City of New York, is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in such Place of Payment generally are authorized or obligated by law, regulation or executive order to close.

Solely when used in the third paragraph under the heading “Currency of Payment” on the face of this Security, the meaning of the term “Business Day” shall be determined as if the Base Rate for such Supplemental Obligation is neither LIBOR nor EURIBOR.

“Day Count Convention” means:

(i) if “1/1 (ISDA)”, 1;

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(ii) if “Actual/Actual (ISDA)” or “Act/Act (ISDA)”, the actual number of days in the Interest Period divided by 365 (or, if any portion of that Interest Period falls in a leap year, the sum of (1) the actual number of days in that portion of the Interest Period falling in a leap year divided by 366 and (2) the number of days in that portion of the Interest Period falling in a non-leap year divided by 365);

(iii) if “Actual/Actual (ICMA)”, the number of days in the Interest Period, including February 29 in a leap year, divided by the product of (1) the actual number of days in such Interest Period and (2) the number of Interest Periods in the calendar year;

(iv) if “Actual/Actual (Bond)”, the number of calendar days in the Interest Period, divided by the number of calendar days in the Interest Period multiplied by the number of Interest Periods in the calendar year;

(v) if “Actual/Actual (Euro)”, the number of calendar days in the Interest Period divided by 365 or, if the Interest Period includes February 29, 366;

(vi) if “Actual/365 (Fixed)”, “Act/365 (Fixed)”, “A/365 (Fixed)” or “A365F”, the actual number of days in the Interest Period divided by 365;

(vii) if “Actual/360 (ISDA)”, “Act/360 (ISDA)” or “A/360 (ISDA)”, the actual number of days in the Interest Period divided by 360;

(viii) if “Actual/360 (ICMA)”, the number of calendar days in the period, including February 29 in a leap year, divided by 360 days;

(ix) if “30/360 (ISDA)”, “360/360 (ISDA)” or “Bond Basis (ISDA)”, the number of days in the Interest Period in respect of which payment is being made divided by 360, calculated on a formula basis as follows:

Day Count Fraction =	[360 × (Y2 – Y1 )] + [30 × (M2 – M1)] + (D2 – D1)
360

where

•	“Y1” is the year, expressed as a number, in which the first day of the Interest Period falls;

•	“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Interest Period falls;

•	“M1” is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

•	“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Interest Period falls;

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•	“D1” is the first calendar day, expressed as a number, of the Interest Period, unless such number would be 31, in which case D1 will be 30; and

•

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30; and

(x) if “30E/360”, “30E/360 (ISDA)” or “Eurobond Basis”, the number of days in the Interest Period in respect of which payment is being made divided by 360, calculated on a formula basis as follows:

Day Count Fraction =	[360 × (Y2 – Y1 )] + [30 × (M2 – M1)] + (D2 – D1)
360

where

•	“Y1” is the year, expressed as a number, in which the first day of the Interest Period falls;

•	“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Interest Period falls;

•	“M1” is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

•	“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Interest Period falls;

•

“D1” is the first calendar day, expressed as a number, of the Interest Period, unless (i) such number would be 31, or (ii) if “30E/360 (ISDA)” is specified, that day is the last day of February, in which cases D1 will be 30; and

•

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless (1) such number would be 31, or (2), if “30E/360 (ISDA)” is specified, that day is also the last day of February and not the maturity date, in which cases D2 will be 30.

“EMU Countries” means, at any time, the countries (if any) then participating in the European Economic and Monetary Union (or any successor union) pursuant to the Treaty on European Union of February 1992 (or any successor treaty), as it may be amended from time to time.

“Euro Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business.

“Euro-Zone” means, at any time, the region comprised of the EMU Countries.

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“Index Currency” means, with respect to a Supplemental Obligation that has a LIBOR base rate, the currency specified as such in the applicable Pricing Supplement.

“Index Maturity” means, with respect to a Supplemental Obligation, the period to maturity specified in the applicable Pricing Supplement on which the interest rate formula is based.

“London Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in London generally are authorized or obligated by law, regulation or executive order to close and, if the Base Rate for such Supplemental Obligation is LIBOR, is also a day on which dealings in the Index Currency are transacted in the London interbank market.

“New York Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

“New York City Banking Day” means any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York City.

“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income department of its members be closed for the entire day for purposes of trading in U.S. government securities.

References in this Security to U.S. dollars shall mean, as of any time, the coin or currency that is then legal tender for the payment of public and private debts in the United States of America.

References in this Security to the euro shall mean, as of any time, the coin or currency (if any) that is then legal tender for the payment of public and private debts in all EMU Countries.

With respect to any Supplemental Obligation, references in this Security to a particular currency other than U.S. dollars and Euros shall mean, as of any time, the coin or currency that is then legal tender for the payment of public and private debts in the country issuing such currency on the Original Issue Date for such Supplemental Obligation.

4.	Redemption at the Company’s Option

Unless a redemption commencement date or the occurrence of a specified event giving rise to redemption is specified in the applicable Pricing Supplement, a Supplemental Obligation shall not be redeemable at the option of the Company before the maturity of the principal thereof. If a redemption commencement date or redemption event is so specified, such Supplemental Obligation is subject to redemption upon the notice specified in the applicable Pricing Supplement or, if no notice period is specified, upon not less than 30 days’ nor more than

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60 days’ notice at any time and from time to time on or after the redemption commencement date, as a whole or in part, at the election of the Company and at the redemption price specified in the applicable Pricing Supplement, together with accrued interest to the redemption date, but interest installments due on or prior to such redemption date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record on the relevant record dates referred to on the face hereof, all as provided in the GSFC 2008 Indenture.

5.	Repayment at the Holder’s Option

If one or more repayment dates are specified in the applicable Pricing Supplement, the principal of a Supplemental Obligation will be repayable in whole or in part in an amount equal to any Authorized Denomination (provided that the remaining principal amount of any Supplemental Obligation surrendered for partial repayment shall at least equal an Authorized Denomination), on any such repayment date, in each case at the option of the Holder and at the applicable repayment price specified in the applicable Pricing Supplement, together with accrued interest to the applicable repayment date (but interest installments due on or prior to such repayment date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Date as provided in the GSFC 2008 Indenture). With respect to any Supplemental Obligation, if the applicable Pricing Supplement provides for more than one repayment date and the Holder exercises its option to elect repayment, the Holder shall be deemed to have elected repayment on the earliest repayment date after all conditions to such exercise have been satisfied, and references herein to the applicable repayment date shall mean such earliest repayment date.

In order for the exercise of such option to be effective and the principal amount of a Supplemental Obligation to be repaid, the Company must receive at the applicable address of the Trustee set forth below (or at such other place or places of which the Company shall from time to time notify the Holder of this Security), on any Business Day not later than the 15th, and not earlier than the 25th, calendar day prior to the applicable repayment date (or, if either such calendar day is not a Business Day, the next succeeding Business Day), either (i) the form below entitled “Option to Elect Repayment” duly completed and signed, or (ii) a facsimile transmission or letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc., a commercial bank or a trust company in the United States of America setting forth (a) the name, address and telephone number of the Holder of this Security, (b) the principal amount of such Supplemental Obligation and the portion thereof to be repaid, (c) a statement that the option to elect repayment is being exercised thereby and (d) a guarantee stating that the Company will receive the form below entitled “Option to Elect Repayment” duly completed and signed, not later than five Business Days after the date of such facsimile transmission or letter (provided that such form duly completed and signed is received by the Company by such fifth Business Day). Any such election shall be irrevocable. The address to which such deliveries are to be made is The Bank of New York Mellon, Attention: Global Corporate Trust, 101 Barclay Street, 4E, New York, New York 10286 (or at such other places as the Company or the Trustee shall notify the Holder of this Security). All questions as to the validity, eligibility (including time of receipt) and acceptance of any Supplemental Obligation for repayment will be determined by the Company, whose determination will be final and binding. Notwithstanding

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the foregoing, the option of the Holder to elect repayment may be exercised in accordance with the Applicable Procedures of the Depositary for this Security at least 15 calendar days prior to the applicable repayment date and the option of the Holder to elect repayment may be exercised in any such manner as the Company may approve.

6.	Transfer and Exchange

As provided in the GSFC 2008 Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of Authorized Denominations, and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the GSFC 2008 Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor, of a different Authorized Denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Security is a Global Security and is subject to the provisions of the GSFC 2008 Indenture relating to Global Securities, including the limitations in Section 3.05 thereof on transfers and exchanges of Global Securities.

In addition, this Security is a Master Note and may be exchanged at any time, solely upon the request of the Company to the Trustee, for one or more Global Securities in the same aggregate principal amount, each of which may or may not be a Master Note, as requested by the Company. Each such replacement Global Security that is a Master Note shall reflect such of the Supplemental Obligations as the Company shall request. Each such replacement Global Security that is not a Master Note shall represent one (and only one) Supplemental Obligation as requested by the Company, and such Global Security shall be appropriately modified so as to reflect the terms of such Supplemental Obligation.

7.	Defeasance

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The GSFC 2008 Indenture contains provisions for Defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the GSFC 2008 Indenture. If so specified in the applicable Pricing Supplement, either or both of such provisions are applicable to a Supplemental Obligation, as so specified.

8.	Remedies

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the GSFC 2008 Indenture.

As provided in and subject to the provisions of the GSFC 2008 Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the GSFC 2008 Indenture or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

If so provided pursuant to the terms of any specific Securities, the above-referenced provisions of the GSFC 2008 Indenture regarding the ability of Holders to waive certain defaults, or to request the Trustee to institute proceedings (or to give the Trustee other directions) in respect thereof, may be applied differently with regard to such Securities.

No reference herein to the GSFC 2008 Indenture and no provision of this Security or of the GSFC 2008 Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed, or alter or impair the obligation of the Guarantor, which is unconditional, to pay pursuant to the Guarantee endorsed hereupon.

9.	Modification and Waiver

The GSFC 2008 Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Securities to be affected under the GSFC 2008 Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of a majority in principal amount of all Securities at the time Outstanding to be affected,

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considered together as one class for this purpose (such Securities to be affected may be Securities of the same or different series and, with respect to any series, may comprise fewer than all the Securities of such series). The GSFC 2008 Indenture also contains provisions (i) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding to be affected under the GSFC 2008 Indenture, considered together as one class for this purpose (such affected Securities may be Securities of the same or different series and, with respect to any particular series, may comprise fewer than all the Securities of such series), on behalf of the Holders of all Securities so affected, to waive compliance by the Company with certain provisions of the GSFC 2008 Indenture and (ii) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of any series to be affected under the GSFC 2008 Indenture (with each such series considered separately for this purpose), on behalf of the Holders of all Securities of such series, to waive certain past defaults under the GSFC 2008 Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

10.	Governing Law

This Security (and the Guarantee) and the GSFC 2008 Indenture shall be governed by and construed in accordance with the laws of the State of New York.

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MASTER NOTE CUSIP NO.:

SUPPLEMENTAL OBLIGATION:

Pricing Supplement No. and Date:

Original Issue Date:

GS FINANCE CORP.

MEDIUM-TERM NOTE, SERIES E

FULLY AND UNCONDITIONALLY GUARANTEED BY

THE GOLDMAN SACHS GROUP, INC.

(Master Note)

OPTION TO ELECT REPAYMENT

TO BE COMPLETED ONLY IF THE SUPPLEMENTAL OBLIGATION

REFERENCED IN THIS NOTICE

IS REPAYABLE AT THE OPTION OF THE HOLDER AND

THE HOLDER ELECTS TO EXERCISE SUCH RIGHT

The undersigned hereby irrevocably requests and instructs the Company to repay the Supplemental Obligation referred to in this notice (or the portion thereof specified below) at the applicable repayment price, together with interest to the repayment date, all as provided for in such Supplemental Obligation, to the undersigned, whose name, address and telephone number are as follows:

(please print name of the undersigned)

(please print address of the undersigned)

(please print telephone number of the undersigned)

If such Supplemental Obligation provides for more than one repayment date, the undersigned requests repayment on the earliest repayment date after the requirements for exercising this option have been satisfied, and references in this notice to the repayment date mean such earliest repayment date. Terms used in this notice that are defined in the Security specified above are used herein as defined therein.

For such Supplemental Obligation to be repaid the Company must receive at the applicable address of the Trustee set forth below or at such other place or places of which the Company or the Trustee shall from time to time notify the Holder of such Security, any Business Day not later than the 15th or earlier than the 25th calendar day prior to the repayment date (or, if either such calendar day is not a Business Day, the next succeeding Business Day), (i) this “Option to Elect Repayment” form duly completed and signed, or (ii) a facsimile transmission or letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc., a commercial bank or a trust company in the United States of America setting forth (a) the name, address and telephone number of the Holder of such Security, (b) the principal amount of such Supplemental Obligation and the amount of such Supplemental Obligation to be repaid, (c) a statement that the option to elect repayment is being exercised thereby and (d) a guarantee stating that the form entitled “Option to Elect Repayment” on the addendum to such Security duly completed and signed will be received by the Company not later than five Business Days after the date of such facsimile transmission or letter (provided that such form duly completed and signed is received by the Company by such fifth Business Day). The address to which such deliveries are to be made is:

The Bank of New York Mellon

Attention: Global Corporate Trust

101 Barclay Street, 4E

New York, New York 10286

or at such other places as the Company or the Trustee shall notify the Holder of such Security.

If less than the entire principal amount of such Supplemental Obligation is to be repaid, specify the portion thereof (which shall equal any Authorized Denomination) that the Holder elects to have repaid:

Date:

Notice: The signature to this Option to Elect Repayment must correspond with the name of the Holder as written on the face of such Security in every particular without alteration or enlargement or any other change whatsoever.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM — as tenants in common

TEN ENT — as tenants by the entireties

JT TEN — as joint tenants with the right of survivorship and not as tenants in common

UNIF GIFT MIN ACT —	Custodian

	(Cust)	(Minor)

under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address Including Postal Zip Code of Assignee)
the attached Security and all rights thereunder, and hereby irrevocably constitutes and appoints to transfer said Security on the books of the Company, with full power of substitution in the premises.

Date:
NOTICE: The signature to this assignment must correspond with the name of the Holder as written upon the face of the attached Security in every particular, without alteration or enlargement or any change whatever.
Signature Guaranteed

NOTICE: Signature must be guaranteed.

SCHEDULE A

Pricing Supplement No.	Principal Amount of Supplemental Obligation	Original Issue Date	Decrease in Principal Amount	Increase in Principal Amount	Effective Date of Increase or Decrease	Trustee Notation